AMERIHOST PROPERTIES, INC.

                        OFFER TO PURCHASE FOR CASH UP TO
                      1,000,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE NOT GREATER THAN $4.00
                         NOR LESS THAN $3.375 PER SHARE

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     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON WEDNESDAY, JUNE 2, 1999, UNLESS THE OFFER IS EXTENDED.

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To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated May 3, 1999, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Amerihost Properties, Inc., a Delaware corporation (the "Company"), to purchase 1,000,000 shares of its common stock, par value $.005 per share ("Shares"), or such lesser number of Shares as are properly tendered, at a price per Share not greater than $4.00 nor less than $3.375 per share, net to the Seller in cash without interest thereon, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from Michael P. Holtz, the Chief Executive Officer of the Company.

         The Company will determine a single per share price for the Shares, not greater than $4.00 nor less than $3.375 per share, net to the seller in cash (each a "Purchase Price"), that it will pay for the Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price for Shares that will allow it to buy 1,000,000 Shares, or such lesser number as are properly tendered. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at such Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. Shares tendered at prices greater than the applicable Purchase Price and Shares not purchased because of proration will be returned. The Company reserves the right, in its sole discretion, to purchase more than 1,000,000 Shares pursuant to the Offer. See the Offer to Purchase.

         If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will, with respect to the Shares, upon the terms and subject to the conditions of the Offer, accept Shares for purchase (i) first from Odd Lot Holders (as defined in the Offer to Purchase) of Shares who properly tender all applicable Shares beneficially owned by such Odd Lot Holder at or below the Purchase Price, (ii) second, after purchase of all of the foregoing Shares, all Shares validly tendered at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro-rata basis.

         THE OFFER IS NOT  CONDITIONED  ON ANY  MINIMUM  NUMBER OF SHARES  BEING
TENDERED.  THE OFFER IS,  HOWEVER,  SUBJECT TO  CERTAIN  OTHER  CONDITIONS.  SEE
SECTION 6 OF THE OFFER TO PURCHASE.

         WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER SUCH SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

         Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal.

         We call your attention to the following:

         1. You may tender Shares at prices not greater than $4.00 nor less than $3.375 per share, or the price determined by the "Dutch Auction" tender process, as indicated in the attached Instruction Form, net to you in cash. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch Auction tender process for the Shares. This could result in your receiving a minimum price of $3.375 per share.

         2. The Offer is for 1,000,000 Shares, constituting approximately 16.6% of the Shares outstanding as of April 27, 1999. Although the Company has no present intention of doing so, the Company reserves the right, in its sole discretion but subject to certain applicable legal requirements, to purchase more than the 1,000,000 Shares pursuant to the Offer. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

         3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City Time, on Wednesday, June 2, 1999, unless the Company extends the Offer. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         4. As described in the Offer to Purchase, if more than 1,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

                           (i) all  Shares  validly  tendered  at or  below  the
                  Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owns beneficially an aggregate of less than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

                           (ii) after  purchase of all of the foregoing  Shares,
                  all Shares validly tendered at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis as described in Section 1 of the Offer to Purchase.

         5. You may designate the order in which your Shares shall be purchased in the event of proration.

         6. The Offer is not conditioned upon any minimum number of Shares being tendered.

         7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. A tendering stockholder who holds securities with such stockholder's broker may be required by such broker to pay a service charge or other fee.

         8. If you beneficially hold an aggregate of less than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

         9. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit a separate Letter of Transmittal on your behalf for each price you will accept.

         10. The Company believes that the Shares will continue to be listed on the Nasdaq National Market.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE 2, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

         The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM

                      INSTRUCTIONS FOR TENDER OF SHARES OF
                           AMERIHOST PROPERTIES, INC.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 3, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Amerihost Properties, Inc., a Delaware corporation (the "Company"), to purchase up to 1,000,000 shares of its common stock, par value $.005 per share (the "Shares"), or such lesser number of Shares as are properly tendered, at a price per Share not greater than $4.00 nor less than $3.375 per share, net to the seller in cash, without interest thereon, as specified by stockholders tendering their Shares, upon the terms and subject to the conditions of the Offer.

         This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us)(me) and registered in your name, upon terms and subject to the conditions of the Offer.

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NUMBER OF SHARES TO BE TENDERED:______________________ SHARES*

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*Unless otherwise  indicated,  it will be assumed that all Shares held by us for your account are to be tendered.


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                                    ODD LOTS
                (SEE INSTRUCTION 2 OF THE LETTER OF TRANSMITTAL)

         To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially an aggregate of less than 100 Shares. The undersigned either (check one box):

|_| is the beneficial owner of an aggregate of less than 100 Shares all which Shares are being tendered; or

|_|  is a broker, dealer,  commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares and is tendering all of such Shares.






            NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE
                      ACCOMPANYING INSTRUCTIONS CAREFULLY.
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


                                INSTRUCTION FORM

                      INSTRUCTIONS FOR TENDER OF SHARES OF
                           AMERIHOST PROPERTIES, INC.

         Please tender to Amerihost Properties,  Inc. (the "Company"),  on (our)
(my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company dated May 3, 1999, and the related Letter of Transmittal, the receipt of both of which is acknowledged.


       NUMBER OF SHARES TO BE TENDERED PURSUANT TO THIS INSTRUCTION FORM:

                      SHARES:______________________________

IMPORTANT: STOCKHOLDERS MUST COMPLETE THE PRICE SELECTION INFORMATION FOR SHARES TENDERED.

                           PRICE SELECTION FOR SHARES
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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                               (SEE INSTRUCTION 5)
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CHECK ONLY ONE BOX.  IF MORE THAN ONE BOX IS  CHECKED  OR IF NO BOX IS  CHECKED,
THERE IS NO PROPER TENDER OF SHARES

(STOCKHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)
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SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

|_| The undersigned wants to maximize the chance of having Amerihost Properties, Inc. purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the prices below, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share as low as $3.375 or as high as $4.00.



                                       OR



SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER:


By checking ONE of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

                       |_|   $3.375                 |_|  $3.75
                       |_|   $3.50                  |_|  $3.875
                       |_|   $3.625                 |_|  $4.00

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




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|_|  Indicate in this box the order (by certificate  number) in which Shares are to be purchased in event of proration. (Attach additional list if necessary.)* See Instruction 9 to the Letter of Transmittal.
     Shares:   1st: _______2nd: ________3rd:_________ 4th:________ 5th: ________

* If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 9 to the Letter of Transmittal.

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         THE METHOD OF  DELIVERY  OF THIS  DOCUMENT IS AT THE OPTION AND RISK OF
THE TENDERING STOCKHOLDER. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OF THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY AND AT WHICH PRICE OR PRICES THE SHARES SHOULD BE TENDERED.


Signature(s)_________________________     Address:______________________________
_____________________________________     ______________________________________
Name(s):_____________________________              (Including Zip Code)
                  (Please Print)          Area Code and Telephone No.___________
_____________________________________     Date:___________________________, 1999
(Taxpayer Identification or Social
         Security Number)